UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2004

TRANSWESTERN PUBLISHING COMPANY LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-42085 (Commission File Number)	33-0778740 (IRS Employer Identification No.)

8344 Clairemont Mesa Boulevard, San Diego, CA 92111
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
858-467-2800

Total No. of Pages: 5

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibit Number	Description of Exhibit

99.1	Press Release dated February 13, 2004.

Item 9. Regulation FD Disclosure.*

     On February 13, 2004, TransWestern Publishing Company LLC (the “Company”) announced that, as of 5:00 p.m. New York City time that day, it had received the consents necessary to adopt proposed amendments to the indenture under which $215 million Series F 9-5/8% Senior Subordinated Notes due 2007 (CUSIP No. 894063 AK 2, the “Notes”) were issued by the Company and TWP Capital Corp. II. A copy of the Press Release is attached hereto as Exhibit 99.1.

     The Company commenced a cash tender offer on February 2, 2004 to purchase any and all of the outstanding Notes, as well as the related consent solicitation. The tender offer and consent solicitation are being made upon the terms and subject to the conditions set forth in the Company’s Offer to Purchase and Consent Solicitation Statement dated February 2, 2004.

     *The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2004	TransWestern Publishing Company LLC

	By:	/s/ Joan M. Fiorito Name: Joan M. Fiorito Title: Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release dated February 13, 2004.